Exhibit 10.3

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

WARRANT No. W-1

to purchase

Shares of Common Stock

BRONCO DRILLING COMPANY, INC.

a Delaware Corporation

Issue Date:  September 18, 2009

1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such specified Person; as used in this definition, “control” shall mean, with respect to any specified Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such specified Person, whether through ownership of voting securities, by contract or otherwise.

“Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Corporation and one by the Warrantholder (or if there is more than one Warrantholder involved in an Appraisal Procedure, a majority in interest of Warrantholders based on the number of Shares issuable on the exercise of the Warrants held by all such Warrantholders), shall mutually agree upon the determinations then the subject of appraisal.  Each party shall deliver a notice to the other appointing its appraiser within fifteen (15) days after the Appraisal Procedure is invoked.  If within thirty (30) days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within ten (10) days thereafter by the mutual consent of such first two appraisers or, if such two first appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in appraisal of the subject matter to be appraised.  The decision of the third appraiser so appointed and chosen shall be given within thirty (30) days after the selection of such third appraiser.  If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive upon the Corporation and the Warrantholder; otherwise, the average of all three determinations shall be binding upon the Corporation and the Warrantholder.  One-half of the costs of conducting any Appraisal Procedure shall be borne by the Corporation, and the other half shall be borne by the Warrantholder (of, if more than one Warrantholder invokes an Appraisal Procedure, by such Warrantholders in the same relative proportion as the number of Shares issuable on the exercise of the Warrants held by each such Warrantholder bear to the number of Shares issuable on the exercise of the Warrants owned by all such Warrantholders).

“Board of Directors” means the board of directors of the Corporation, including any duly authorized committee thereof.

“Business Day” means a day other than a Saturday, a Sunday or a day on which banks in Mexico City, Mexico or in the state in which the office maintained by the Corporation pursuant to Section 3 is located are required or permitted by law to be closed (other than a general banking moratorium or holiday for a period exceeding four (4) consecutive days).

“Business Combination” means a merger, consolidation, statutory share exchange, sale of all or substantially all of the Corporation’s assets or similar form of transaction that requires the approval of the Corporation’s stockholders, or any tender offer, exchange offer or similar offer that is commenced by any Person for shares of Common Stock.

“Business Combination Payment Amount” means, with respect to any Business Combination, the positive excess, if any, of (i) the sum of (A) the per share cash consideration payable in such Business Combination in respect of each share of Common Stock, and (B) the per share Fair Market Value of any shares of stock or other securities, property or any other non-cash consideration payable in such Business Combination in respect of each share of Common Stock, over (ii) the Exercise Price in effect on the date of the execution by the Corporation (or, if applicable, a subsidiary thereof) of the definitive agreement in respect of such Business Combination (or, in the case of a tender offer, exchange offer or similar offer in which no such definitive agreement is executed by the Corporation, the date of the commencement thereof, determined in accordance with the applicable rules and regulations set forth in the Exchange Act).

“Common Stock” means the Corporation’s common stock, par value of $0.01 per share.

“Corporation” means Bronco Drilling Company, Inc., a Delaware corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.  Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such successor federal statute.

“Exercise Price” means, (i) from the Issue Date through the first anniversary of the Issue Date, $6.50 per share; (ii) following the first anniversary of the Issue Date through the second anniversary of the Issue Date, $7.00 per share; and (iii) following the second anniversary of the Issue Date through the third anniversary of the Issue Date, $7.50 per share.

“Expiration Time” has the meaning set forth in Section 3.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith.  If the Warrantholder objects in writing to the Board of Directors’ calculation of fair market value within ten (10) days of receipt of written notice thereof and the Warrantholder and the Corporation are unable to agree on fair market value during the 10-day period following the delivery of the Warrantholder’s objection, the Appraisal Procedure may be invoked by either party to determine Fair Market Value by delivering written notification thereof to the other party not later than the 30th day after delivery of the Warrantholder’s objection.

“Investor” has the meaning set forth in the Warrant Agreement.

“Investor Group” means the Investor, any Affiliate thereof, and any other Person whose beneficial ownership of Common Stock would be aggregated with the Investor’s for purposes of Section 13(d) of the Exchange Act.

“Issue Date” means September 18, 2009.

“Market Price” means, with respect to the Common Stock, on any given day, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of the shares of Common Stock on NASDAQ on such day.  If the Common Stock is not traded on NASDAQ on any date of determination, the Market Price of the Common Stock on such date of determination means the closing sale price on such date as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market on such date as reported by Pink Sheets LLC or similar organization, or, if such bid price is not available, the Market Price of the Common Stock on that date shall mean the Fair Market Value per share as determined by the Board of Directors in reliance on an opinion of a nationally recognized independent investment banking firm retained by the Corporation for this purpose and certified in a resolution sent to the Warrantholder.  For the purposes of determining the Market Price of the Common Stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on NASDAQ or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that same day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“NASDAQ” means The NASDAQ Global Select Market.

“Net Per Share Consideration” shall mean, with respect to any Transfer of all or a portion of this Warrant by the Investor or any other member of the Investor Group, the quotient obtained by dividing (i) the amount obtained by subtracting (A) the aggregate amount of fees and expenses (including, without limitation, brokerage commissions or similar fees or expenses) paid by the Investor or such other member of the Investor Group in connection with such Transfer (other than legal fees and disbursements in an amount not to exceed $25,000 with respect to any such Transfer) from (B) the aggregate consideration paid to the Investor or such other member of the Investor Group in connection with such Transfer, by (ii) the aggregate number of shares of Common Stock issuable upon exercise of the portion of the Warrant subject to such Transfer.

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Regulatory Approvals” with respect to the Warrantholder, means, to the extent applicable and required to permit the Warrantholder to exercise this Warrant for shares of Common Stock and to own such Common Stock without the Warrantholder being in violation of applicable law, rule or regulation, the receipt of any necessary approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“SEC” means the United States Securities and Exchange Commission or any successor agency thereto.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.  Reference to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such successor federal statute.

“Shares” has the meaning set forth in Section 2.

“Spread Value” means, with respect to any Transfer of the Warrant (or any portion thereof), the positive excess, if any, of (i) the Market Price per share of the Common Stock on the date of the execution of the definitive agreement in respect of such Transfer over (ii) the Exercise Price in effect as of such date.

“Transaction Documents” has the meaning set forth in the Warrant Agreement.

“Transfer” or “Transferred” means, with respect to this Warrant, the sale, assignment, transfer, exchange or other disposition of such Warrant, in whole or in part, in any case whether pursuant to a sale, merger, combination, consolidation, reclassification or otherwise, and whether voluntarily or by operation of law.

“Warrantholder” has the meaning set forth in Section 2.

“Warrant” means the warrant to purchase shares of Common Stock issued pursuant to the Warrant Agreement.

“Warrant Agreement” means the Warrant Agreement, dated as of September 18, 2009, as may be amended from time to time, among the Corporation and Banco Inbursa S.A., Institucion de Banca Multiple, Grupo Financiero Inbursa, including all schedules and exhibits thereto.

2. Number of Shares; Exercise Price. This certifies that, for value received, BANCO INBURSA S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO INBURSA or its permitted transferees, successors and assigns (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, including, without limitation, the exercise limitations set forth in Section 13(H) hereof, to acquire from the Corporation, in whole or in part, after the receipt of all applicable Regulatory Approvals, up to an aggregate of 5,440,770 (FIVE MILLION FOUR HUNDRED FORTY THOUSAND SEVEN HUNDRED AND SEVENTY) fully paid and nonassessable shares of Common Stock, at a purchase price per share of Common Stock equal to the Exercise Price.  The number of shares of Common Stock (the “Shares”) and the Exercise Price are subject to adjustment as provided herein, and all references to “Common Stock,” “Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3. Exercise of Warrant; Term.  Subject to Section 2 and Section 13(H), the right to purchase the Shares represented by this Warrant is exercisable, in whole or in part, by the Warrantholder, at any time or from time to time after the Issue Date but in no event later than 5:00 p.m., New York City time, September 18, 2012 (the “Expiration Time”), by (A) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the principal executive office of the Corporation located at 16217 North May Avenue, Edmond, Oklahoma 73013 (or such other office or agency of the Corporation in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Corporation), and (B) payment of the Exercise Price for the Shares thereby purchased at the election of the Warrantholder in one of the following manners: (i) by tendering in cash or, with the consent of the Corporation, a certified or cashier’s check payable to the order of the Corporation, or by wire transfer of immediately available funds to an account designated by the Corporation, or (ii) by electing to make a cashless exercise of this Warrant (or a portion thereof), in which case the Corporation shall issue to the Warrantholder a number of Shares computed using the following formula:

                         X=Y(A-B)
                                    A

For purposes of the foregoing formula:

X =	the number of Shares to be issued to the Warrantholder;

Y =	the number of Shares purchasable under this Warrant subject to the exercise election;

A =	the Market Price of one Share as of the date of the exercise of this Warrant (or portion thereof); and

B =	the Exercise Price in effect immediately prior to the exercise of this Warrant (or portion thereof).

If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Corporation within a reasonable time, and in any event not exceeding three (3) Business Days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised.

4. Issuance of Shares; Authorization; Listing.  Subject to Section 8, certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed three (3) Business Days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Corporation hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder, income and franchise taxes incurred by the Warrantholder in connection with the exercise of the Warrant, or any transfer taxes that become payable by the Warrantholder as a result of the issuance of shares of Common Stock upon exercise of this Warrant to a Person other than the Warrantholder).  The Corporation agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Corporation in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Corporation may then be closed or certificates representing such Shares may not be actually delivered on such date. The Corporation will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, and irrespective of the exercise limitations set forth in Section 13(H) hereof, the aggregate number of shares of Common Stock issuable upon exercise of this Warrant.  The Corporation (A) will procure, at its sole expense, the listing of the Shares issuable upon exercise of this Warrant, subject to issuance or notice of issuance, on all principal stock exchanges on which the Common Stock is then listed or traded and (B) will use commercially reasonable efforts to maintain the listing of such Shares after the issuance thereof.  The Corporation will use commercially reasonable efforts to ensure that the Shares may be issued without violation of any law or regulation applicable to the Corporation or of any requirement of any securities exchange on which the Shares are listed or traded.  The Corporation will cooperate with the reasonable requests of the Warrantholder in taking such other actions as are necessary to obtain (i) any Regulatory Approvals applicable to Warrantholder’s exercise of its rights hereunder, including with respect to the issuance of the Shares and (ii) any regulatory approvals applicable to the Corporation solely as a result of the issuance of the Shares.  Before taking any action which would cause an adjustment pursuant to Section 13 to reduce the Exercise Price below the then par value of the Common Stock, the Corporation shall take any and all corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at the Exercise Price as so adjusted.

5. No Fractional Shares or Scrip.  No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant.  In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price of the Common Stock on the last trading day preceding the date of exercise less the Exercise Price for such fractional share.

6. No Rights as Stockholders; Transfer Books.  This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Corporation prior to the date of exercise hereof, provided that any voting rights that the Warrantholder may have in respect of any shares of Common Stock or other capital stock of the Corporation owned thereby shall not be limited in any respect.  The Corporation will at no time close its transfer books against exercise or transfer of this Warrant in any manner which interferes with the timely exercise or transfer of this Warrant.

7. Charges, Taxes and Expenses.  Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates imposed under any law, rule or regulation applicable to the Corporation, all of which taxes and expenses shall be paid by the Corporation; provided, however, that any transfer taxes that become payable by the Warrantholder as a result of the issuance of shares of Common Stock upon exercise of this Warrant to a Person other than the Warrantholder shall be paid by the Warrantholder or the Person to whom such shares are so issued.

8. Transfer/Assignment.

(A) Subject to compliance with clauses (B) and (C) of this Section 8, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Corporation by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Corporation, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Corporation described in Section 3.  If this Warrant is Transferred in part, such that the Warrantholder retains the right to acquire Shares upon the exercise hereof, the Corporation shall, without limitation of its obligations set forth in this clause (A), make and deliver a new warrant to the Warrantholder of the same tenor and date as this Warrant but the number of Shares issuable upon the exercise thereof shall be reduced to give effect to such Transfer.  All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Corporation.

(B) The Warrantholder may not Transfer this Warrant or any Shares issued upon exercise of this Warrant other than pursuant to an effective registration with the SEC, in a sale exempt from registration under Rule 144 under the Securities Act, or, in reliance upon an opinion of counsel reasonably acceptable to the Corporation, in any other transaction exempt from registration under the Securities Act.

(C) This Warrant and any new warrant certificate issued pursuant to the terms hereof shall contain a legend as set forth below:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”

(D) If the Warrantholder shall determine to Transfer all or any portion of this Warrant, the Corporation shall provide, and shall cause its subsidiaries and their respective officers, employees, representatives and advisors to provide, to the Warrantholder such reasonable cooperation as the Warrantholder may request in connection therewith, including, without limitation, participating in meetings and due diligence sessions with any prospective transferee and providing to such prospective transferee such information and documentation as such prospective transferee may reasonably request in connection with its consideration of the purchase of the Warrant (or any portion thereof) from the Warrantholder; provided, however, that the Corporation shall not be required to take, or cause its subsidiaries or their respective officers, employees, representatives or advisors to take, any of the foregoing actions unless and until such prospective transferee shall have executed and delivered to the Corporation a confidentiality agreement in form and substance reasonably satisfactory to the Corporation; provided further, however, that the Corporation shall not be obligated to provide any confidential information pursuant to this section if the Corporation determines, in its reasonable discretion, that any prospective transferee is a competitor of the Corporation.

9. Exchange and Registry of Warrant.  This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Corporation, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares.  The Corporation shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant.  This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Corporation, and the Corporation shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

10. Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Corporation shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.  Notwithstanding the foregoing, so long as this Warrant is held by the Investor or any other member of the Investor Group, in the event of the loss, theft or destruction of this Warrant, the Corporation shall accept from the Investor or any other member of the Investor Group that may hold all or any portion of this Warrant from time to time an unsecured indemnity, and shall not require a bond or other security.

11. Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day and, for the avoidance of doubt, if the Expiration Time is not a Business Day, the Expiration Time shall automatically be extended to the first Business Day immediately following the previously scheduled Expiration Date.

12. Rule 144 Information.  The Corporation covenants that it will use its commercially reasonable efforts to timely file all reports and other documents required to be filed by it under the Exchange Act and the rules and regulations promulgated by the SEC thereunder (or, if the Corporation is not required to file such reports, it will, upon the request of the Warrantholder, make publicly available such information as necessary to permit sales pursuant to Rule 144 or Regulation S under the Securities Act), and it will use commercially reasonable efforts to take such further action as the Warrantholder may reasonably request, in each case to the extent required from time to time to enable the Warrantholder to, subject to the terms set forth in this Warrant and the Warrant Agreement, sell this Warrant and the shares of Common Stock issuable upon exercise hereof without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 or Regulation S under the Securities Act, as such rules may be amended from time to time, or (B) any successor rule or regulation hereafter adopted by the SEC.  Upon the written request of the Warrantholder, the Corporation will deliver to the Warrantholder a written statement that it has complied with such requirements.

13. Adjustments and Other Rights.  The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

(A) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Corporation shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised immediately prior to such date.  In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to such adjustment by (y) the new number of Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

(B) Business Combinations.  In case of any Business Combination, reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 13(A)), capital reorganization of the Common Stock or any other transaction or event in which the shares of Common Stock are exchanged for or converted into the right to receive any stock or other securities or property (including cash), and subject to the right of the Warrantholder set forth in Section 15, the Warrantholder’s right to receive Shares upon exercise of this Warrant (with the number of Shares issuable upon exercise of this Warrant being determined, for purposes of this clause (B), without giving effect to the limitation on exercise set forth in Section 13(H) hereof) shall be converted into the right to exercise this Warrant to acquire the number of shares of stock or other securities or property (including cash) which the Common Stock issuable upon exercise of this Warrant immediately prior to such Business Combination, reclassification, capital reorganization or other transaction or event would have been entitled to receive upon consummation of such Business Combination, reclassification, capital reorganization or other transaction or event; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable to the Warrantholder’s right to exercise this Warrant in exchange for any shares of stock or other securities or property (including cash) pursuant to this paragraph.  In determining the kind and amount of stock, securities or the property (including cash) receivable upon exercise of this Warrant following the consummation of such Business Combination, reclassification, capital reorganization or other transaction or event, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, reclassification, capital reorganization or other transaction or event, then the Warrantholder shall be deemed to have elected the types and amounts of consideration received by the majority of all holders of the shares of Common Stock that affirmatively make such an election in connection therewith (or of all such holders if none make an election).

(C) Rounding of Calculations; Minimum Adjustments.  All calculations under this Section 13 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be.  Any provision of this Section 13 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.

(D) Timing of Issuance of Additional Common Stock Upon Certain Adjustments.  In any case in which the provisions of this Section 13 shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the Warrantholder to the extent it has exercised this Warrant after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Corporation upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’ s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(E) Other Events.  For so long as the Warrantholder holds this Warrant or any portion thereof, if any event occurs as to which the provisions of this Section 13 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors, fairly and adequately protect the purchase rights of the Warrantholder pursuant to this Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors, to protect such purchase rights as aforesaid.  The Exercise Price and the number of Shares into which this Warrant is exercisable shall not be adjusted in the event of a change in the par value of the Common Stock.

(F) Statement Regarding Adjustments.  Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in this Section 13, the Corporation shall forthwith file at the principal office of the Corporation a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to the Warrantholder at the address appearing in the Corporation’s records.

(G) Notice of Adjustment Event.  In the event that the Corporation shall propose to take any action of the type described in this Section 13 or the Corporation shall declare any cash dividend upon its Common Stock or make any special dividend or other distribution to the holders of its Common Stock, or the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights, or there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or any Business Combination, the Corporation shall give written notice to the Warrantholder, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place.  Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant.  In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen (15) days prior to the taking of such proposed action.

(H) Limitations on Exercise.  Notwithstanding anything to the contrary contained herein, (i) the aggregate number of Shares that may be acquired by the Warrantholder upon the exercise of this Warrant shall not exceed 19.99% of the number of shares of Common Stock that are issued and outstanding on the Issue Date, provided that the number of Shares referred to in this clause (i) shall be subject to proportional increase or decrease, as applicable, upon the occurrence of any event referred to in Section 13(A) hereof, and (ii) the number of Shares that may be acquired by the Warrantholder upon any exercise of the Warrant shall be limited to the extent necessary to ensure that, immediately after giving effect to the exercise of this Warrant, the total number of shares of Common Stock owned by the Warrantholder and its Affiliates and any other Person whose ownership of Common Stock would be aggregated with the Warrantholder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 19.99% of the total number of shares of Common Stock that are outstanding immediately after giving effect to such exercise of this Warrant.  Nothing contained in this clause (H) shall limit the terms set forth in, or the amounts payable to any member of the Investor Group (or, in the case of Section 15, any Warrantholder) pursuant to the terms of, Sections 15 and 16 of this Warrant.

(I) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 13, the Corporation shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Corporation may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 13.

(J) Adjustment Rules.  Any adjustments pursuant to this Section 13 shall be made successively whenever an event referred to herein shall occur.  If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below the par value of the Common Stock, then such adjustment in the Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock and then, upon the Corporation’s satisfaction of its obligations under Section 4, to such lower par value as may then be established.

(K) No Impairment.  The Corporation will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

14. Certain Issuances of Common Stock or Convertible Securities.  Without the prior written consent of the Warrantholder, other than in Permitted Transactions (as defined below), or as expressly referred to in Section 13(A), the Corporation shall not issue any shares of Common Stock (or rights or warrants or other securities exercisable or convertible into or exchangeable for shares of Common Stock) (A) without consideration, or (B) at a consideration per share (or having a conversion, exercise or exchange, as applicable, price per share) that is less than 95% of the Market Price on the trading day immediately preceding the date of the execution of the agreement in respect of the pricing of such shares (or such rights, warrants or other securities) or, if no such pricing event shall occur, on the last trading day immediately preceding the date of the issuance or grant of such shares (or such rights, warrants or other securities); provided, however, that if the Corporation shall undertake a registered underwritten public offering of shares of Common Stock (or rights or warrants or other securities exercisable or convertible into or exchangeable for shares of Common Stock), the price at which such shares of Common Stock (or rights or warrants or other securities exercisable or convertible into or exchangeable for shares of Common Stock) shall be deemed to have been issued for purposes of this Section 14 will be determined without giving effect to any underwriting discount or selling commission granted or paid, as applicable, to the underwriters in connection therewith.  For purposes hereof, “Permitted Transactions” shall mean the issuance of shares of Common Stock (i) upon the exercise of stock options or similar equity awards granted by the Corporation pursuant to the terms of an employee benefit plan adopted in the ordinary course of business and consistent with past practice that is approved by the Board of Directors and, if required by applicable law or regulation, the stockholders of the Corporation, provided that the exercise or similar price of any such stock option or equity award is at least equal to the Market Price on the date of grant of such stock option or equity award, or (ii) in connection with the exercise or conversion, in accordance with the terms set forth therein on the Issue Date, of any securities of the Corporation that are outstanding as of the Issue Date that are exercisable for or convertible into Common Stock and that are disclosed pursuant to the applicable sections of the Warrant Agreement.

15. Business Combination Payment.  In the event of the occurrence of a Business Combination in which the consideration payable to the holders of Common Stock does not consist exclusively of cash, in lieu of the treatment of this Warrant specified in Section 13(B) hereof, if so elected by the Warrantholder by written notice to the Corporation delivered at least five (5) Business Days prior to the closing of such Business Combination, the Warrantholder’s right to receive stock or other securities or property at or following the closing of such Business Combination upon exercise of this Warrant pursuant to Section 13(B) hereof shall be converted, effective upon the closing of such Business Combination, into the right to receive a payment from the Corporation in cash equal to the amount obtained by multiplying (i) the number of Shares issuable upon exercise of this Warrant pursuant to Section 2 hereof immediately prior to the consummation of such Business Combination, by (ii) the Business Combination Payment Amount that is applicable to such Business Combination.  The amounts payable by the Corporation pursuant to this Section 15 shall be paid concurrently with the closing of such Business Combination in U.S. dollars in immediately available funds to such account(s) designated by the Warrantholder in writing to the Corporation.

16. Make Whole Payment.  If (i) the Investor or any other member of the Investor Group that may hold all or any portion of the Warrant from time to time shall Transfer the Warrant, in whole or in part, at any time or from time to time prior to the Expiration Time, to any Person that is not a member of the Investor Group as of the date of such Transfer, (ii) the consideration received by the Investor or such other member of the Investor Group in respect of each share of Common Stock that is issuable upon exercise of that portion of the Warrant that is being Transferred is less than the Spread Value, and (iii) the Investor (or, if applicable, such other member of the Investor Group) shall have (A) solicited multiple parties in respect of the proposed Transfer of this Warrant (or portion thereof) in good faith, and (B) determined to Transfer this Warrant (or portion thereof) to the party that has proposed terms and conditions that are, in the good faith judgment of the Investor (or, if applicable, such other member of the Investor Group), the most favorable to the Investor (or, if applicable, such other member of the Investor Group) compared to the proposed terms and conditions proposed by any other party or parties that are solicited (and make a definitive proposal) in connection with the proposed Transfer of this Warrant (or any portion thereof), in all cases taking into account all facts and circumstances that the Investor (or, if applicable, such other member of the Investor Group) determines in good faith to be relevant, including, without limitation, the proposed purchase price for this Warrant (or portion thereof) subject to such Transfer, the manner in which the purchase of this Warrant (or any portion thereof) by any such party will be financed, the ability of such party to timely consummate the purchase of this Warrant (or portion thereof), and any other legal or regulatory matters that the Investor (or, if applicable, such other member of the Investor Group) may, in good faith, determine to be relevant in connection with the proposed Transfer of this Warrant (or any portion thereof), then the Warrantholder shall be entitled to receive a payment from the Corporation in cash equal to the amount obtained by multiplying (A) the positive difference, if any, between (x) the Spread Value and (y) the Net Per Share Consideration paid to the Investor or such other member of the Investor Group in connection with such Transfer, by (B) the number of Shares issuable upon exercise of that portion of the Warrant subject to such Transfer (such cash payment is referred to as the “Make Whole Payment”).  The amounts payable by the Corporation pursuant to this Section 16 shall be paid within five (5) Business Days of the occurrence of such Transfer in U.S. dollars in immediately available funds to such account(s) designated by the Investor (or, if applicable, such other member of the Investor Group) in writing to the Corporation.  It is understood and agreed that if the Transfer of the Warrant occurs in more than one transaction, the Investor (and, if applicable, the other members of the Investor Group) shall be entitled to the Make Whole Payment with respect to each such transaction in which the Make-Whole Payment is a positive amount, with each such payment to be made within five (5) Business Days of the occurrence of each such Transfer and, if applicable, a new warrant evidencing the remaining shares of Common Stock covered by the portion of the Warrant, if any, not subject to such Transfer shall be issued in the name of the Investor (or, if applicable, the applicable member of the Investor Group) in accordance with the terms set forth herein.  Notwithstanding anything in this Warrant to the contrary, the rights set forth in this Section 16 are solely for the benefit of the Investor and the other members of the Investor Group (it being agreed that such rights may be Transferred or assigned to any member of the Investor Group in connection with the Transfer of all or any portion of this Warrant to any such member of the Investor Group), and, except as expressly provided in the immediately preceding parenthetical, are not transferable or assignable in whole or in part to any other Person.

17. Governing Law. THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES).

18. Waiver of Jury Trial, Consent to Jurisdiction.

(A) Waiver of Jury Trial.  THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION OR OTHER CLAIM ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS WARRANT.

(B) Consent to Jurisdiction. Any suit, action or proceeding arising out of or relating to this Warrant or otherwise to enforce any judgment in respect of any breach under this Warrant may be brought by any party hereto in any federal district court located in Delaware or any Delaware state court as such party may in its sole discretion elect, and by the execution and delivery of this Warrant, the parties hereto irrevocably and unconditionally submit to the non-exclusive in personam jurisdiction of each such court, and each of the parties hereto irrevocably waive and agree not to assert in any proceeding before any tribunal, by way of motion, as a defense or otherwise, any claim that it is not subject to the in personam jurisdiction of any such court.  In addition, each of the parties hereto irrevocably waive, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue in any suit, action or proceeding arising out of or relating to this Warrant brought in any such court, and hereby irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(C) Service of Process.  Each party hereto irrevocably agrees that process personally served or served by registered mail or served in the manner provided for communications in this Warrant shall constitute, to the extent permitted by law, adequate service of process in any suit, action or proceeding arising out of or relating to this Warrant, or any action or proceeding to execute or otherwise enforce any judgment in respect of any breach hereunder.  Receipt of process so served shall be conclusively presumed as evidenced by a delivery receipt furnished by the postal service or any commercial delivery service.

(D) Other Forums.  Nothing herein shall in any way be deemed to limit the ability of any party hereto to serve any writs, process or summonses in any manner permitted by applicable law or to obtain jurisdiction over any other party hereto in such other jurisdiction, and in such other manner, as may be permitted by applicable law.

(E) Credit Agreement Provisions.  Notwithstanding anything contained in this Warrant to the contrary, the terms set forth in this Section 18 and Section 17 shall not affect or modify the related or similar terms contained in the Credit Agreement (as defined in the Warrant Agreement) or any other instrument or document executed in connection therewith, which shall remain in full force and effect and shall not be affected hereby, it being understood and agreed that in the event of any action, suit, proceeding, claim or similar matter arising under or out of or in connection with the Credit Agreement or such other instruments or documents, the terms set forth in the Credit Agreement or such other instruments or documents shall control.

19. Binding Effect.  This Warrant shall be binding upon any successors or permitted assigns of the Corporation, and, without the prior written consent of the Warrantholder, the Corporation shall not be permitted to assign any of its rights or obligations under this Warrant except in connection with a Business Combination, and if a Business Combination shall occur, the terms set forth in Section 13(B) hereof (and if, applicable, Section 15 hereof) shall apply with respect thereto and if the Corporation shall not be the continuing entity in such Business Combination, the successor thereto shall assume in a writing delivered to the Warrantholder prior to the consummation thereof (which writing shall be reasonably satisfactory in form and substance to the Warrantholder) the obligations of the Corporation hereunder.

20. Amendments.  This Warrant may be amended and the observance of any term of this Warrant may be waived only with (i) in the case of an amendment, the written consent of the Corporation and the Warrantholder, and (ii) in the case of a waiver, the Person waiving rights hereunder.

21. Prohibited Actions. The Corporation agrees that it will not take any action which would entitle the Warrantholder to an adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its certificate of incorporation.

22. Notices. All communications hereunder, including any notice, request, instruction or other document to be given hereunder by any party to the other, shall be in writing, shall be delivered by hand, registered or certified mail (postage prepaid), nationwide overnight courier, or facsimile or other electronic transmission (confirmed by delivery by nationwide overnight courier sent on the day of the sending of such facsimile or other electronic transmission), and (A) if to the Warrantholder, addressed to it at the addresses specified on Schedule I or at such other address as such Warrantholder shall have specified to the Corporation in writing in accordance with the terms hereof, and (B) if to the Corporation, addressed to it at Bronco Drilling Company, Inc., 16217 North May Avenue, Edmond, Oklahoma 73013, Attention:  D. Frank Harrison (Fax:  (405) 285-9234), with a copy to Thompson & Knight LLP, 333 Clay Street, Suite 3300, Houston, TX  77002, Attention:  William T. Heller IV (Fax:  (832) 397-8071), or at such other address as the Corporation shall have specified to the Warrantholder in writing in accordance with the terms hereof.  Any notice so addressed shall be deemed to be given:  if delivered by hand, by facsimile or other electronic communication, on the date of such delivery (subject to compliance with the term set forth above in respect of facsimile or other electronic communications); if mailed by national overnight courier, on the first Business Day following the date of such mailing; and if mailed by registered or certified mail, on the second Business Day after the date of such mailing.

23. Multiple Warrantholders.  If, on any date of determination, there shall be more than one Warrantholder as a result of a Transfer of a portion of this Warrant, then with respect to any consent or approval required of the Warrantholders under the Warrants, such consent or approval shall be binding on all Warrantholders if consented to or approved in writing by the Warrantholder or Warrantholders that own Warrants representing a majority of the Shares issuable upon exercise of all Warrants held by all such Warrantholders as of such date of determination.

24. Entire Agreement.  This Warrant (including the forms attached hereto), the Warrant Agreement and the Transaction Documents, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto, provided that for the avoidance of doubt, nothing contained herein shall affect the terms set forth in the Credit Agreement (as defined in the Warrant Agreement) or the other documents and instruments being executed in connection therewith, all of which shall remain in full force and effect.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed in its corporate name by one of its officers thereunto duly authorized all as of the day and year first above written.

BRONCO DRILLING COMPANY, INC.

BY: /S/ ZACHARY M. GRAVES
NAME: ZACHARY M. GRAVES
TITLE: CHIEF FINANCIAL OFFICER

ACKNOWLEDGED AND AGREED
AS OF THE DATE FIRST WRITTEN ABOVE

BANCO INBURSA S.A., INSTITUCIÓN DE
BANCA MÚLTIPLE, GRUPO FINANCIERO INBURSA

By:  /s/ LUIS R. FRIAS HUMPHREY
Name:  Luis R. Frias Humphrey
Title:  Attorney in Fact

[FORM OF NOTICE OF EXERCISE]

TO:           Bronco Drilling Company, Inc.

RE:           Election to Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of Common Stock set forth below covered by such Warrant.  The undersigned, in accordance with Section 3 of this Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock.  A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name of the holder set forth below.

Number of Shares of Common Stock: __________________

Method of Payment of Exercise Price (note if cash exercise pursuant to Section 3(i) or cashless exercise pursuant to Section 3(ii) of the Warrant): __________________

Aggregate Exercise Price: __________________

Holder: _________________________________

By: ____________________________________

Name: __________________________________

Title: ___________________________________

Date: ___________________________________

SCHEDULE I

SCHEDULE OF WARRANTHOLDERS

Warrantholder	Address	Initial Number of Shares Subject to Warrants
Banco Inbursa S.A., Institucion de Banca Multiple, Grupo Financiero Inbursa	Banco Inbursa S.A., Institucion de Banca Multiple, Grupo Financiero Inbursa Avenida Insurgentes Sur #3500, PB Colonia Pena Pobre Delegacion Tlalpan, CP 14060 Mexico D.F. Mexico Attention: Eduardo Valdes Acra Facsimile: (52) 55 5520 0525 Confirmation No.: (52) 55 5325 0505 with a copy (which shall not constitute notice) to: Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 Attention: Russell L. Leaf Facsimile: (212) 728-8111 Confirmation No.: (212) 728-8000	5,440,770